SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2003

TRANS WORLD ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer identification No.)

38 Corporate Circle, Albany, New York		12203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (518) 452-1242

None
(Former name or former address, if changed since last report.)

ITEM 9. REGULATION FD DISCLOSURE (including Item 12, “Disclosure of Results of Operations and Financial Condition”).

See the press release attached hereto as Exhibit 99.1 dated September 14, 2003, announcing Trans World Entertainment Corporation’s agreement in principle to acquire substantially all of the assets of Wherehouse Entertainment, Inc. Wherehouse, currently operating in Chapter 11 bankruptcy, is a specialty music retailer, which owns and operates 148 stores located primarily in the western United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANS WORLD ENTERTAINMENT CORPORATION

Date: September 16, 2003	/s/ JOHN J. SULLIVAN
John J. Sullivan
Executive Vice President-Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Trans World Entertainment Company Press Release dated September 14, 2003.